UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MINDBODY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This Schedule 14A filing consists of the following materials relating to the proposed acquisition of MINDBODY, Inc. (“MINDBODY” or the “Company”) by Torreys Parent, LLC, a Delaware limited liability company (“Parent”), and Torreys Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to the terms of an Agreement and Plan of Merger, dated December 23, 2018, by and among the Company, Parent and Merger Sub:

(i)	Slide Presentation to Institutional Shareholder Services Inc. by the Company, first used or made available on January 29, 2019.

(i)

Why $36.50 Per Share is Highly Attractive for Shareholders 2nd highest 1-day premium paid in a public SaaS transaction $36.50 offer price implies a 68% 1-day premium 2nd highest multiple paid in a public SaaS transaction by a private equity acquirer $36.50 offer price implies a 6.7x EV/NTM revenue multiple, which is a 4% premium to the median multiple paid in public SaaS transactions 2nd highest growth and margin adjusted multiple paid in a public SaaS transaction $36.50 offer price implies a 0.46x EV/NTM Revenue / (NTM Revenue Growth + NTM LFCF Margin) multiple 11% premium to the median sell-side analyst price target prior to announcement Median sell-side analyst price target of $33.00 per share Sell side analysts are supportive of the transaction Vista offer is the result of a rigorous and fulsome transaction process None of the 52 parties contacted during the process have submitted an alternative proposal

2nd Highest Premium Paid in a Public SaaS Transaction Median (excluding MINDBODY): 37% $36.50 Premium to: 10-Day VWAP: 52% 30-Day VWAP: 42% Source: CapitalIQ Note: Based on unaffected premiums. Unaffected 1-Day Share Price Premium

2nd Highest Multiple Paid in a Public SaaS Transaction by a Private Equity Acquirer Median (excluding MINDBODY): 6.4x Financial Sponsor Transactions Source: Company filings, press releases, Wall Street research. Transaction EV / NTM Revenue Multiple

2nd Highest Growth and Margin Adjusted Multiple Paid in a Public SaaS Transaction Median (excluding MINDBODY): 0.23x Source: Company filings, press releases, Wall Street research. Transaction EV / NTM Revenue / (NTM Revenue Growth + NTM LFCF Margin)

11% Premium to the Median Sell-Side Analyst Price Target Prior to Announcement Median (excluding Offer): $33.00 Source: Wall Street research as of 12/23/2018, prior to transaction announcement.

Sell Side Analysts Are Supportive of the Transaction “We view MB's deal as well-timed considering changes afoot in FY19 and recent stock performance which had been challenged due, in part, to execution issues. In addition to subscriber churn and integration of recently acquired Booker, the company was in the process of pursuing the launch of a new payment platform. Depending on the rate of adoption of its new PayFac model, we anticipate the company could be headed for a mix of gross and net payment related revenue, as well as margin contraction. In our view, this could add additional complexity that investors may not have an appetite for. Considering the premium paid and issues involved, we believe the offer is attractive for shareholders and should give the company the opportunity to address fundamental issues in private.” - Morgan Stanley (December 24, 2018) “Shareholders got an early Christmas present as the company announced that it will be acquired for $36.50 in an all-cash transaction this morning. MINDBODY will be acquired by Vista Equity Partners at a time when the company is going through an operational transition post the acquisition of Booker, and we see this deal as a win-win. From the shareholder standpoint we did not believe MB would see a significant turn in fundamentals until September 2019, so the 68% premium to Friday’s close is a win for shareholders.” - J.P. Morgan (December 24, 2018) “The transaction equates to 6.0x 2019E revenue, which seems fair given MB’s lack of profitability, uneven recent financial results, and compression in peer valuation multiples…The deal allows for a 30-day “go-shop,” however, we believe another bid is unlikely. Larger payments companies may find it difficult to pay $2bn for MB’s $100mn payments business, and there are few strategic peers of scale. The private-equity backed consolidators in the space have not completed a deal above $1bn.” - Imperial (December 26, 2018) “At a 68% premium to Friday’s close, we believe the price fairly reflects MB’s opportunity, leading market share and value provided to its customer base…The deal implies a valuation of 6.2x EV/2019 Revenue compared to 3.6x as of close 12/21. The acquisition price also implies 10.2x Subscription and Services Revenue, but we note much of the payment revenue is sticky and recurring…The transaction is expected to close in 1Q19 and includes a 30-day go shop period. We do not expect any other strategic or financial buyers will emerge.” - Credit Suisse (December 24, 2018)

Vista’s Offer Is the Result of a Rigorous and Fulsome Transaction Process 15 parties (including Vista) contacted prior to signing the Merger Agreement (comprised of 7 financial sponsors and 8 strategic companies) Strategic companies first contacted on Nov. 19 and then financial sponsors first contacted on Nov. 30 10 parties executed NDAs and attended management presentations 8 parties received data room access (7 parties on 12/15 and 1 party on 12/17) MINDBODY’s Board and Strategic Transaction Committee formally met, in the aggregate, 12 times in the ~8 weeks beginning on October 26, 2018, when the Board determined to engage a financial advisor to conduct a market check, through December 23, 2018, when the Board approved the proposed merger with Vista After receiving Vista’s initial $35.00 per share offer, MINDBODY’s Board directed its advisors to push Vista on price, which resulted in Vista increasing its price to $36.50. Vista firmly indicated that this was the highest price it would offer 52 parties contacted during the go-shop period (original 14 parties excluding Vista, plus 38 additional parties) 9 parties (7 financial sponsors and 2 strategic companies) executed NDAs and received soft copies of a company overview presentation Each party that sought additional information was granted access to the same data room to which Vista had access 0 parties submitted an alternative proposal

Legends Additional Information and Where to Find It In connection with the proposed Merger, MINDBODY has filed with the Securities and Exchange Commission (the “SEC”) and furnished to its stockholders a definitive proxy statement on Schedule 14A, as well as other relevant documents concerning the proposed transaction. Promptly after filing its definitive proxy statement with the SEC, MINDBODY mailed the definitive proxy statement and a proxy card to each stockholder of MINDBODY entitled to vote at the special meeting relating to the proposed transaction. The proxy statement contains important information about the proposed Merger and related matters. STOCKHOLDERS AND SECURITY HOLDERS OF MINDBODY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT MINDBODY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MINDBODY AND THE TRANSACTION. This communication is not a substitute for the proxy statement or for any other document that MINDBODY may file with the SEC and send to its stockholders in connection with the proposed Merger. The proposed Merger will be submitted to MINDBODY’s stockholders for their consideration. Before making any voting decision, stockholders of MINDBODY are urged to read the proxy statement regarding the Merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed Merger. Stockholders of MINDBODY are able to obtain a free copy of the proxy statement, as well as other filings containing information about MINDBODY and the proposed transaction, without charge, at the SEC’s website (http://www.sec.gov). Copies of the proxy statement, and the filings with the SEC that will be incorporated by reference therein can also be obtained, without charge, by contacting MINDBODY’s Investor Relations at (888) 782-7155, by email at IR@mindbodyonline.com, or by going to MINDBODY’s Investor Relations page on its website at investors.mindbodyonline.com and clicking on the link titled “Financials & Filings” to access MINDBODY’s “SEC Filings.” Participants in the Solicitation MINDBODY and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information regarding the interests of MINDBODY’s directors and executive officers and their ownership of Company Common Stock is set forth in MINDBODY’s definitive proxy statement on Schedule 14A filed with the SEC on January 23, 2019, in connection with the proposed Merger, MINDBODY’s proxy statement on Schedule 14A filed with the SEC on April 5, 2018, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the proposed Merger, by security holdings or otherwise, are contained in the proxy statement and may be contained in other relevant materials to be filed with the SEC in connection with the proposed Merger. Free copies of this document may be obtained as described in the preceding paragraph. Notice Regarding Forward-Looking Statements This communication, and any documents to which MINDBODY refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent MINDBODY’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, management plans and other information relating to the proposed transaction, strategies and objectives of MINDBODY for future operations and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming,” and similar expressions are intended to identify forward-looking statements. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect MINDBODY’s business and the price of the common stock of MINDBODY, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the stockholders of MINDBODY and the receipt of certain regulatory approvals, (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed transaction on MINDBODY’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction, (vi) risks related to diverting management’s attention from MINDBODY’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against MINDBODY related to the merger agreement or the proposed transaction, (viii) unexpected costs, charges or expenses resulting from the proposed transaction, and (ix) other risks described in MINDBODY’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, MINDBODY does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.